Exhibit 5.1

Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, New York 10112-0015 212.653.8700 main 212.653.8701 fax www.sheppardmullin.com

August 12, 2025

VIA EDGAR

Thumzup Media Corporation

10557-B Jefferson Blvd.

Culver City, CA 90232

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Thumzup Media Corporation, a Nevada corporation (the “Company”), with respect to certain matters in connection with the offering by the Company of (i) 5,000,000 shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), and (ii) warrants (the “Placement Agent Warrants”) to purchase up to 350,000 shares (the “Placement Agent Warrant Shares” and together with the Shares and the Placement Agent Warrants, the “Securities”) of Common Stock, pursuant to the Company’s Registration Statement on Form S-3 (No. 333-286951) (as amended, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), the prospectus included in the Registration Statement (the “Base Prospectus”), and the prospectus supplement filed by the Company with the Commission pursuant to Rule 424(b) under the Act supplementing the Base Prospectus (together with the Base Prospectus, the “Prospectus”). The Shares and Placement Agent Warrants are to be sold by the Company pursuant to that certain placement agency agreement (the “Placement Agency Agreement”), dated August 11, 2025, by and between the Company and Dominari Securities LLC (the “Placement Agent”), as described in the Prospectus.

This opinion letter is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act and it is understood that this opinion letter is to be used only in connection with the offer and sale of the Securities while the Registration Statement is effective under the Act.

In connection with this opinion letter, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Prospectus, the Company’s Articles of Incorporation, as amended, and Amended and Restated Bylaws, each as currently in effect, the Placement Agency Agreement, the form of Placement Agent Warrant and such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed: the genuineness of all signatures, including endorsements; the legal capacity and competency of all natural persons; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies, including facsimile, electronic, certified or photostatic copies the authenticity of the originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents by all persons other than the Company where authorization, execution and delivery are prerequisites to the effectiveness thereof. As to any facts relevant to the opinion expressed below, we relied upon statements and representations of officers and other representatives of the Company and others and of public officials and have not independently established or verified such facts.

With regard to our opinion as to the Placement Agent Warrants and Placement Agent Warrant Shares, we express no opinion to the extent that future issuances of securities of the Company, antidilution adjustments to outstanding securities of the Company or other matters may cause the Placement Agent Warrants to be exercisable for more shares of Common Stock of the Company than the number of shares of Common Stock of the Company then available for issuance by the Company.

With regard to our opinion concerning the Placement Agent Warrants constituting binding obligations of the Company:

(i) Our opinion is subject to, and may be limited by, (a) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, debtor and creditor, and similar laws which relate to or affect creditors’ rights generally, and (b) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law;

(ii) Our opinion is subject to the qualification that (a) the enforceability of provisions for indemnification or limitations on liability may be limited by applicable law and by public policy considerations, and (b) the availability of specific performance, an injunction or other equitable remedies is subject to the discretion of the court before which the request is brought;

(iii) We express no opinion with respect to any provision of the Placement Agent Warrants that: (a) relates to the subject matter jurisdiction of any federal court of the United States of America or any federal appellate court to adjudicate any controversy related to the Placement Agent Warrants; (b) specifies provisions may be waived in writing, to the extent that an oral agreement or implied agreement by trade practice or course of conduct has been created that modifies such provision; (c) contains a waiver of an inconvenient forum; (d) provides for liquidated damages, default interest, late charges, monetary penalties, prepayment or make whole payments or other economic remedies; (e) relates to advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitations, trial by jury, service of process or procedural rights; (f) restricts non-written modifications and waivers; (g) provides for the payment of legal and other professional fees where such payment is contrary to law or public policy; (h) relates to exclusivity, election or accumulation of rights or remedies; (i) authorizes or validates conclusive or discretionary determinations or (j) provides that provisions of the Placement Agent Warrants are severable to the extent an essential part of the agreed exchange is determined to be invalid and unenforceable; and

(iv) We express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law or jurisdiction provided for in the Placement Agent Warrants.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that, (i) the Shares have been duly authorized by all requisite corporate action on the part of the Company under the Nevada Revised Statutes (the “NRS”) and, when the Shares are delivered and paid for by the purchasers in accordance with the terms of the Placement Agency Agreement and when evidence of the issuance thereof is duly recorded in the Company’s books and records, the Shares will be validly issued, fully paid and nonassessable. The Warrant Shares issuable upon exercise of the Placement Agent Warrants have been duly authorized by all requisite corporate action on the part of the Company under the NRS and, when the Placement Agent Warrant Shares are delivered to and paid for in accordance with the terms of the Placement Agent Warrants and when evidence of the issuance thereof is duly recorded in the Company’s books and records, the Placement Agent Warrant Shares will be validly issued, fully paid and non-assessable. The Placement Agent Warrants have been duly authorized and, when issued, delivered and paid for in accordance with the terms of the Placement Agency Agreement, will be valid and binding obligations of the Company.

The opinion which we render herein is expressly limited solely to those matters governed by the NRS and is based on the NRS as in effect on the date hereof. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance with respect to any other laws or as to compliance with any federal or state securities law, rule or regulation or as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein.

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on or about the date hereof and incorporated by reference into the Registration Statement. We also hereby consent to the reference to our firm in the “Legal Matters” section in the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the General Rules and Regulations under the Act.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Securities or any other agreements or transactions that may be related thereto or contemplated thereby. We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the Securities, or as to the effect that their performance of such obligations may have upon any of the matters referred to above. No opinion may be implied or inferred beyond the opinion expressly stated above.

Respectfully submitted,

/s/ Sheppard, Mullin, Richter & Hampton LLP

SHEPPARD, MULLIN, RICHTER & HAMPTON llp

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